Exhibit 23

Consent of Independent Registered Public Accountant

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 333-55882, No. 333-92957 and No. 333-108786) and related prospectuses of Parkway Properties, Inc., the Registration Statement (Forms S-8 on Form S-3, No. 333‑88861) and related prospectus pertaining to the Parkway Properties, Inc. Employee Excellence Recognition Plan, 1997 Non-Employee Directors' Stock Ownership Plan, 1994 Stock Option and Long-Term Incentive Plan and 1991 Directors Stock Option Plan, the Registration Statement (Form S-8 on Form S-3, No. 333-00311) and related prospectus pertaining to the Parkway Properties, Inc. 1994 Stock Option Plan, 1991 Incentive Plan and 1991 Directors Stock Option Plan, the Registration Statement (Form S-8, No. 333-100565) pertaining to the Parkway Properties, Inc. 2001 Directors Stock Option Plan, and the Registration Statement (Form S-8, No. 333-115286) pertaining to the Parkway Properties, Inc. 2003 Equity Incentive Plan and the Employee Excellence Recognition Plan of our report dated February 28, 2005, with respect to the consolidated financial statements and schedules of Parkway Properties, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2005.

                                                                                            Ernst &Young LLP

New Orleans, Louisiana

March 14, 2006